CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of our report dated March 21, 2024, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 15, 2024